Exhibit 10.2

Exhibit A

General Release

IN CONSIDERATION OF good and valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the terms and conditions contained in the Agreement dated as of July 30, 2007 (the “Agreement”) by and between Michael E. McGrath (the “Executive”) and i2 Technologies, Inc. (the “Company”), the Executive on behalf of himself and his heirs, executors, administrators and assigns, releases and discharges the Company and its past, present and future subsidiaries, divisions, affiliates and parents, and their respective current and former officers, directors, employees, agents and/or owners, and their respective successors and assigns, and any other person or entity claimed to be jointly or severally liable with the Company or any of the aforementioned persons or entities (the “Released Parties”), from any and all manner of actions and causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, charges, claims and demands whatsoever (“Losses”) which the Executive and his heirs, executors, administrators and assigns had, have or may hereafter have against the Released Parties or any of them arising out of or by reason of any cause, matter or thing whatsoever from the beginning of the world to the Resignation Date (as such term is defined in the Agreement), including without limitation any and all matters relating to the Executive’s employment by or service as a director with the Company, its subsidiaries or affiliates and the cessation of any thereof, and any and all matters arising under any federal, state or local statute, rule or regulation, or principle of contract law or common law, including but not limited to the Family and Medical Leave Act of 1993, as amended, 29 U.S.C. §§ 2601 et seq., Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §§ 2000 et seq., the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. §§ 621 et seq. (the “ADEA”), the Americans with Disabilities Act of 1990, as amended, 42 U.S.C. §§ 12101 et seq., the Worker Adjustment and Retraining Notification Act of 1988, as amended, 29 U.S.C. §§2101 et seq., the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. §§ 1001 et seq., the Texas Labor Code, Tex. Labor Code §§ 21.001 et seq. and any other equivalent or similar federal, state or local statute; provided, however, that the Executive does not release or discharge the Released Parties from any of the Company’s obligations to him under: the Agreement; any vested benefit the Executive may be due under a tax qualified plan sponsored or maintained by the Company; any rights of indemnification Executive may have pursuant to Company policy or under any applicable D&O policy; or Losses under the ADEA which arise after the date on which the Executive executes this general release. It is understood and acknowledged that nothing contained in this general release shall operate to adversely affect, diminish or waive any rights which the Executive may have or possess as a Director or shareholder of the Company arising out of or by reason of any cause, matter or thing following Resignation Date. It is also understood that nothing in this general release is to be construed as an admission on behalf of the Released Parties of any wrongdoing with respect to the Executive, any such wrongdoing being expressly denied.

The Executive represents and warrants that he fully understands the terms of this general release, that he has been advised in writing to seek, and has sought, the benefit of advice of legal counsel, and that he knowingly and voluntarily, of his own free will, without any duress, being fully informed, and after due deliberation, accepts its terms and signs below as his own free act. Except as otherwise provided herein, the Executive understands that as a result of executing this general release, he will not have the right to assert that the Company or any other of the Released Parties unlawfully terminated his employment or violated any of his rights in connection with his employment or otherwise.

The Executive further represents and warrants that he has not filed, and will not initiate or cause to be initiated on his behalf, any complaint, charge, claim or proceeding against any of the Released Parties before any federal, state or local agency, court or other body relating to any claims barred or released in this General Release and will not voluntarily participate in such a proceeding. However, nothing in this general release shall preclude or prevent the Executive from filing a claim which challenges the validity of this general release solely with respect to the Executive’s waiver of any Losses arising under the ADEA. The Executive shall not accept any relief obtained on his behalf by any government agency, private party, class of litigants or otherwise with respect to any claims covered by this General Release.

The Executive may take twenty-one (21) days to consider whether to execute this General Release. Upon the Executive’s execution of this general release, the Executive will have seven (7) days after such execution in which he may revoke such execution. In the event of revocation, the Executive must present written notice of such revocation to the office of the Company’s Corporate Secretary. If seven (7) days expire without receipt of such notice of revocation, this General Release shall become binding and effective on the eighth (8th) day after the execution hereof.

INTENDING TO BE LEGALLY BOUND, I hereby set my hand below:

Dated: July 30, 2007	/s/ Michael E. McGrath
Michael E. McGrath

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